Exhibit 24-1

FIRSTENERGY CORP.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of FirstEnergy Corp., an Ohio corporation (the “Registrant”), hereby constitutes and appoints Steven E. Strah, K. Jon Taylor, Hyun Park, and Mary M. Swann or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of common stock, $0.10 par value per share, of the Registrant deliverable in connection with the FirstEnergy Corp. Savings Plan, as amended, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of August 2022:

/s/ Steven E. Strah	/s/ K. Jon Taylor
Steven E. Strah	K. Jon Taylor
President and Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer and Strategy
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Jason J. Lisowski	/s/ Jana T. Croom
Jason J. Lisowski	Jana T. Croom
Vice President, Controller and Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Steven J. Demetriou	/s/ Lisa Winston Hicks
Steven J. Demetriou	Lisa Winston Hicks
Director	Director

/s/ Paul Kaleta	/s/ Sean T. Klimczak
Paul Kaleta	Sean T. Klimczak
Director	Director

/s/ Jesse A. Lynn	/s/ James F. O’Neil III
Jesse A. Lynn	James F. O’Neil III
Director	Director

/s/ John W. Somerhalder II	/s/ Andrew Teno
John W. Somerhalder II	Andrew Teno
Director	Director

/s/ Leslie M. Turner	/s/ Melvin D. Williams
Leslie M. Turner	Melvin D. Williams
Director	Director